Exhibit 10.2

NEXT FRONTIER PHARMACEUTICALS, INC.

SECURED PROMISSORY NOTE

Date of Note: December __, 2021

Holder: Jupiter Wellness, Inc.

Principal
Amount: $10,200,000

Interest
Commencement Date: December __, 2021

This Certifies That, for value received, Next Frontier Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the “Principal Amount” set forth above, or such lesser amount as shall equal the then-outstanding principal amount hereof, together with interest on the outstanding principal amount commencing on the “Interest Commencement Date” set forth above at the rate of 8.0% per annum, compounded annually.

This Secured Promissory Note (this “Note”) is issued pursuant to that certain Secured Note Purchase Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented or restated from time to time, the “Purchase Agreement”), having an aggregate principal amount equal to $10,200,000 and issued to the Holder. Additional rights and obligations of the Company and the Holder are set forth in the Purchase Agreement, and the Holder, by its acceptance of this Note, agrees to be bound by the terms of the Purchase Agreement. Capitalized terms used but not otherwise defined in this Note shall have the meanings assigned to them in the Purchase Agreement.

The Note is a secured obligation of the Company, NFH, BM, BT, BM LLC and BT IP LLC (as defined below), to the extent provided for in the several Security Agreements each dated as of the date of the Purchase Agreement (together, the “Security Agreements”) entered into by and among the Company, NFH, BM, BT, BM LLC and BT IP LLC and the Holder and shall be senior in right of payment to all other Indebtedness (as defined below) of the Company and its Subsidiaries (as defined below) subject to the terms set forth in the Security Agreements. This Note is a direct obligation of the Company issued in accordance with the Purchase Agreement.

The obligations underlying this Note are guaranteed by the Company’s parent company, Next Frontier Holdings, Inc., a Delaware corporation (“NFH”), and the Company’s subsidiaries, Benuvia Manufacturing, Inc., a Delaware corporation (“BM”), Benuvia Therapeutics, LLC, a Delaware limited liability company (“BT”), Benuvia Manufacturing LLC, a Delaware limited liability company (“BM LLC”), and Benuvia Therapeutics IP LLC (“BT IP LLC” and together with NFH, BM, BT, and BM LLC, collectively, the “Guarantor”), pursuant to those certain Guaranty Agreements (together, the “Guaranty Agreements”) each dated of even date herewith. The obligations underlying this Note are further secured by a pledge of 100% of NFH’s shares of the Company in favor of the Holder, a pledge of 100% of the Company’s shares of BM, 100% of the Company’s membership interests of BT, 100% of BM’s membership interests of BM LLC, and 100% of BT’s membership interests of BT IP LLC, pursuant to those certain Pledge and Escrow Agreements (together, the “Pledge Agreements”) each dated of even date herewith.

1.

The entire then-outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall be due and payable on the earliest to occur of (i) 6-months from the issuance date of the Note (the “Final Maturity Date”), (ii) the occurrence of an Event of Default (as defined below), (iii) December 31, 2021 if the Merger Agreement is not signed by the parties thereto on or before such date, or (iv) such other time as expressly provided for in this Note (such earliest date is hereinafter referred to as “Maturity”).

The following is a statement of additional rights of the Holder of this Note and additional conditions to which this Note is subject, to which the Holder, by the acceptance of this Note, agrees:

1. Certain Definitions.

1.1. “Change of Control” shall mean (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof.

1.2. “Collateral” shall have the meaning given to such term in the Security Agreement.

1.3. “Common Stock” shall mean the Company’s common stock, par value $0.000001 per share.

1.4. “Indebtedness” shall have the meaning given to such term in the Security Agreement.

1.5. “Merger Agreement” shall mean the Stock Purchase Agreement by and among Next Frontier Pharmaceuticals, Inc., Next Frontier Holdings, Inc., stockholders named therein, the Holder, and Jupiter Wellness Holdings, Inc.

1.6. “Permitted Liens” and “Permitted Indebtedness” shall have the meaning given to such term in the Security Agreement.

1.7. “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.8. “Subsidiary” shall mean, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

2.

1.9. “Transaction Agreements” shall mean the Purchase Agreement, the Note, the Guaranty Agreements, the Pledge Agreements, and the Security Agreements and any other agreement or instrument executed by the Holder, the Company or the Guarantor in connection with the transactions contemplated hereunder.

2. Principal and Interest.

2.1. Payments. All payments of principal and interest on the Note shall be in lawful money of the United States of America and shall be made to the Holder based upon the principal amount of each Note then outstanding. All payments shall be applied first to accrued interest, and thereafter to principal.

2.2. Prepayments. The Company may prepay all or any portion of the outstanding principal amount of this Note at any time or from time to time without premium or penalty.

3. Seniority and Security.

3.1. Seniority of Note. This Note shall rank senior to any and all other Indebtedness of the Company except for the Permitted Liens, unless the Company receives the prior written consent of the Holder, to otherwise incur Indebtedness senior to or on parity with this Note. This Note is issued subject to the provisions of this Section 3.1 and each person taking or holding this Note accepts and agrees to be bound by these provisions.

3.2. Security Interest. As security for the full, prompt and complete payment and performance of the Company’s obligations hereunder, the Company hereby grants to the Holder of this Note, a security interest in and to the Collateral in accordance with and subject to the terms and conditions of the Security Agreement and subject in all respects to the holders of any Permitted Liens. Except in accordance with the terms and conditions set forth in the Security Agreement, the Holder will not individually exercise any remedy with respect to any of the Collateral secured by the Permitted Liens, nor will the Holder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company with respect to the Collateral secured by Permitted Liens.

4. Default; Remedies.

4.1. Default. The Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(a) the Company’s failure to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due;

(b) the Company or the Guarantor shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Agreement;

(c) any representation or warranty made by the Company or the Guarantor herein or in any other Transaction Agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

3.

(d) unless otherwise approved in writing in advance by the Holder, the Holder shall, or shall announce an intention to pursue or consummate a Change of Control, or a Change of Control shall be consummated, or the Holder shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control (“Change of Control” means (i) unless their replacements shall be approved by the Holder, a change in the composition of the Board of Directors of the Company from that which exists as of the date hereof, (ii) unless their replacements shall be approved by the Holder, any two of the individuals who are the Chief Executive Officer, President or Chairman of the Board of Directors as of the date of this Agreement cease to hold such position at any time prior to the termination of this Agreement, (iii) other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company, or the sale or other disposition by the Company in a single transaction, or in a series of transactions, of all or substantially all of their respective assets);

(e) the Company or the Guarantor shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(f) one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against the Company or any Guarantor;

(g) the occurrence of a Material Adverse Effect in respect of the Company or any Guarantor, or the Guarantor and its subsidiaries (including the Company) taken as a whole;

(h) the Company or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(i) proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or the Guarantor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Guarantor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

4.

4.2. Remedies.

(a) From and after the occurrence of any Event of Default, and for so long as any such Event of Default remains unremedied or uncured thereafter, this Note shall bear interest at a per annum rate of fifteen percent (15%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand.

(b) Upon the occurrence of any Event of Default under Section 5.1(a), the Holder may, by written notice to the Company, declare the entire outstanding principal amount of the Note, any accrued but unpaid interest and any other amounts payable under the Note, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

(c) Upon the occurrence of any Event of Default described in Sections 4.1(b) or 4.1(c), immediately and without notice, the entire outstanding principal amount of the Note, any accrued but unpaid interest and any other amounts payable under the Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(d) In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy otherwise permitted to it under the Security Agreement or by law, either by suit in equity or by action at law, or both.

5. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken, or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

6. Cumulative Rights. No delay on the part of the Holder in the exercise of any power or right under this Note shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

7. Conversion. Following an Event of Default, at the request of the Holder (the “Conversion Election”), this Note shall be convertible, in whole or in part as follows: for every $100,000 of principal and interest to be converted, the Holder shall be permitted to convert into 0.35% of the Company’s fully-diluted Common Stock. For the avoidance of doubt, in the event that the Holder converts $10,000,000 of principal and interest, the Holder would receive 35% of the fully-diluted Common Stock of the Company. The Holder shall effect a Conversion Election by delivering written notice to the Company specifying the amount of Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in the written notice, the Conversion Date shall be the date that such written notice is provided hereunder. The fully-diluted number of Common Stock and the conversion calculations shall be determined as of the Conversion Date by the Holder, which such calculations shall be deemed correct absent manifest error. In determining the number of “fully-diluted” Common Stock, the then-current number of issued and outstanding shares of the Company plus any and all shares of Common Stock that may become issuable following the Conversion Date pursuant to any promissory note, warrant, option or any other agreement or instrument whatsoever that may exist at such time shall be included in such calculation, using the treasury-stock method or such other method as determined by the Holder in its discretion. To effect Conversion Elections hereunder, the Holder shall not be required to physically surrender Note to the Company unless the entire principal amount and interests amount of this Note shall have been so converted. Conversions hereunder shall have the effect of lowering the outstanding amount equal to the applicable conversion.

5.

7.1. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. If the Company fails for any reason to deliver to the Holder the percentage of equity converted hereunder and evidence of same (certificates, copies of share registers, etc.) by the third business day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal and interest being converted, $5 per business day (increasing to $10 per business day after five business days after such damages begin to accrue) for each business day after such fifth business day until such equity and evidence thereof are delivered. The Company’s obligations to issue and deliver the equity upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of equity. In the event a Holder shall elect to convert any or all of the outstanding principal or interest hereof, the Company may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever (including, but not limited to, a violation of any Intercreditor Agreements which may exists), unless, an injunction from a court, or notice, restraining and adjoining conversion of all or part of said Note shall have issued and the Company posts a surety bond for the benefit of such Holder in an amount equal to one hundred fifty percent (150%) of the amount of the principal and interest of the Note that the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder (as liquidated damages) in the event it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue equity or, if applicable, cash or other property as required hereunder. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 herein for the Company’s failure to deliver equity within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Likewise, nothing herein shall prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

7.2. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the equity contemplated hereunder upon conversion of each Note. The Company further acknowledges that its obligation to issue equity upon conversion of each Note in accordance with this Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

7.3. Following any Conversion Date, the Holder shall maintain a percentage interest in the Company’s Common Stock equal to the percentage of the Company’s fully-diluted Common Stock which was converted upon the Conversion Date (such percentage of the fully-diluted Common Stock which was converted by the Holder at any given time, the “Ownership Percentage”) for twelve (12) months following any Conversion Date. In the event that additional shares of Common Stock are issued or any other agreement or instrument permitting the future issuance of Common Stock is executed following the Conversion Date, then the Company shall immediately take all required action necessary or advisable in order to cause the issuance of additional shares of Common Stock to the Holder in an amount sufficient such that, when added to the Common Stock held by the Holder, the Holder shall maintain its Ownership Percentage in the fully-diluted Common Stock of the Company.

6.

8. Miscellaneous Provisions.

8.1. Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

8.2. Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

8.3. Transfers of the Note. Subject to compliance with the Purchase Agreement, this Note may be transferred upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

8.4. Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Holder.

8.5. Governing Law. This Note shall be governed by and construed under the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of laws principles.

8.6. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the state courts of the State of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Note, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Note except solely and exclusively in the state courts of the State of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.

8.7. Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in the Transaction Agreements.

8.8. Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.9. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

8.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto.

8.11. Expenses. Except as otherwise set forth in the Purchase Agreement, the Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

8.12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the “Date of Note” set forth on the signature page attached hereto.

8.13. Entire Agreement. The Transaction Agreements, together with the exhibits and schedules thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth in the Transaction Agreements.

[Signature Page Follows]

8.

In Witness Whereof, the parties have executed this Secured Promissory Note as of the Date of Note first set forth above.

SIGNATURE PAGE TO

NEXT FRONTIER PHARMACEUTICALS, INC.

SECURED PROMISSORY NOTE